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                                                                 Exhibit 10b(19)


                  SUPPLEMENTAL SENIOR EXECUTIVE RETIREMENT PLAN



                                       OF



                         CAROLINA POWER & LIGHT COMPANY



                            Effective January 1, 1984



                        (As last amended January 1, 1999)

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                                TABLE OF CONTENTS


ARTICLE I - STATEMENT OF PURPOSE

ARTICLE II - DEFINITIONS

        Terms                                                               2.01
        Assumed Deferred Vested Pension Benefit                             2.02
        Assumed Early Retirement Pension Benefit                            2.03
        Assumed Normal Retirement Pension Benefit                           2.04
        Committee                                                           2.05
        Company                                                             2.06
        Designated Beneficiary                                              2.07
        Early Retirement Date                                               2.08
        Eligible Spouse                                                     2.09
        Final Average Salary                                                2.10
        Normal Retirement Date                                              2.11
        Participant                                                         2.12
        Pension                                                             2.13
        Plan                                                                2.14
        Retirement Date                                                     2.15
        Salary                                                              2.16
        Service                                                             2.17
        Severance Date                                                      2.18
        Social Security Benefit                                             2.19
        Spouse's Pension                                                    2.20
        Target Early Retirement Benefit                                     2.21
        Target Normal Retirement Benefit                                    2.22
        Target Pre-Retirement Death Benefit                                 2.23
        Target Severance Benefit                                            2.24

ARTICLE III  -  ELIGIBILITY AND PARTICIPATION

        Eligibility                                                         3.01
        Date of Participation                                               3.02
        Duration of Participation                                           3.03

ARTICLE IV  -  RETIREMENT BENEFITS

        Normal Retirement Benefit                                           4.01
        Early Retirement Benefit                                            4.02
        Surviving Spouse Benefit                                            4.03
        Re-employment of Retired Participant                                4.04


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ARTICLE V  -  PRE-RETIREMENT DEATH BENEFITS

        Eligibility                                                         5.01
        Amount                                                              5.02
        Alternative Benefit                                                 5.03
        Commencement and Duration                                           5.04

ARTICLE VI  -  SEVERANCE BENEFITS

        Eligibility                                                         6.01
        Amount                                                              6.02
        Commencement and Duration                                           6.03
        Surviving Spouse Benefit                                            6.04

ARTICLE VII  -  ADMINISTRATION

        Committee                                                           7.01
        Voting                                                              7.02
        Records                                                             7.03
        Liability                                                           7.04
        Expenses                                                            7.05

ARTICLE VIII  -  AMENDMENT AND TERMINATION


ARTICLE IX  -  MISCELLANEOUS

        Non-Alienation of Benefits                                          9.01
        No Trust Created                                                    9.02
        No Employment Agreement                                             9.03
        Binding Effect                                                      9.04
        Suicide                                                             9.05
        Claims for Benefits                                                 9.06
        Entire Plan                                                         9.07

ARTICLE X  -  CONSTRUCTION

        Governing Law                                                      10.01
        Gender                                                             10.02
        Headings, etc.                                                     10.03
        Action                                                             10.04

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                                    ARTICLE I

                              STATEMENT OF PURPOSE

This Plan is designed and implemented for the purpose of enhancing the earnings and growth of Carolina Power & Light Company by providing to the limited group of senior management employees largely responsible for such earnings and long-term growth deferred compensation in the form of supplemental retirement income benefits, thereby increasing the incentive of such key senior management employees to make the Company more profitable. The benefits are normally payable to Participants upon retirement or death. The terms of the benefits operate in conjunction with the Participant's benefits payable under the Company's Supplemental Retirement Plan and are designed to supplement such Supplemental Retirement Plan benefits and provide the Participant with additional financial security upon retirement or death.

The Plan is intended to constitute an unfunded retirement plan for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II
                                   DEFINITIONS

2.01 Terms - Unless otherwise clearly required by the context, the terms used herein shall have the following meaning. Capitalized terms that are not defined below shall have the meaning ascribed to them in the Retirement Plan.
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2.02    Assumed Deferred Vested Pension Benefit shall mean the monthly benefit of the deferred vested Pension to commence on his Normal Retirement Date payable in the form of an annuity to which a separated Participant would be entitled under the Retirement Plan, calculated with the following assumptions based on such Participant's marital status at the time benefits hereunder commence:

        (a) In the case of a Participant with an Eligible Spouse, in the form of a 50% Qualified Joint and Survivor Annuity as provided in the Retirement Plan.

        (b) In the case of a Participant without an Eligible Spouse, in the form of a Single Life Annuity as provided in the Retirement Plan.

        (c) Without regard to any other benefit payment option under the Retirement Plan.

2.03 Assumed Early Retirement Pension Benefit shall mean the monthly benefit of the normal retirement Pension payable in the form of an annuity to which a Participant would be entitled under the Retirement Plan at his Normal Retirement Date, based upon his projected years of Service at his Normal Retirement Date and upon his Final Average Salary as of his Early Retirement Date, and calculated with the following assumptions based upon his marital status at the time benefits hereunder commence:

        (a) In the case of a Participant with an Eligible Spouse, in the form of a 50% Qualified Joint and Survivor Annuity as provided in the Retirement Plan.

        (b) In the case of a Participant without an Eligible Spouse, in the form of a Single Life Annuity as provided in the Retirement Plan.

        (c) Without regard to any other benefit payment option under the Retirement Plan.

2.04 Assumed Normal Retirement Pension Benefit shall mean the monthly benefit of the normal retirement Pension payable in the form of an annuity to which a Participant would be entitled under the Retirement Plan if he retired at his Normal Retirement Date, calculated with the following assumptions based on his marital status at the time benefits hereunder commence:

        (a) In the case of a Participant with an Eligible Spouse, in the form of a 50% Qualified Joint and Survivor Annuity as provided in the Retirement Plan.

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        (b)   In the case of a Participant without an Eligible Spouse, in the form of a Single Life Annuity as provided in the Retirement Plan.

        (c) Without regard to any other benefit payment option under the Retirement Plan.

2.05 Committee shall mean the Committee on Organization and Compensation of the Board of Directors of the Company.

2.06 Company shall mean Carolina Power & Light Company or any successor to it in the ownership of substantially all of its assets. All subsidiaries of Carolina Power & Light Company are excluded unless specifically included.

2.07 Designated Beneficiary shall mean one or more beneficiaries, as designated by a Participant in writing delivered to the Committee. In the event no such written designation is made by a Participant or if such beneficiary shall not be living or in existence at the time for commencement of payment to any Designated Beneficiary under the Plan, the Participant shall be deemed to have designated his estate as such beneficiary.

2.08 Early Retirement Date shall mean the date on which a Participant who qualifies for the early retirement benefit of Section 4.02 hereof retires from the employ of the Company and its affiliated entities.

2.09 Eligible Spouse shall mean the spouse of a Participant who, under the laws of the State where the marriage was contracted, is deemed married to that Participant on the date on which the payments from this Plan are to begin to the Participant, except that for purposes of Articles V and VI hereof, Eligible Spouse shall mean a person who is married to a Participant for a period of at least one year prior to his death.

2.10 Final Average Salary shall mean a Participant's average monthly Salary (as defined in Section 2.15 hereof) during the 36 completed calendar months of highest compensation within the 120-month period immediately preceding the earliest to occur of the Participant's death, Severance Date, Early Retirement Date, or Normal Retirement Date, whichever is applicable. Provided, however, if a Participant becomes entitled to a benefit hereunder while under a period of long-term disability under the Company's Group Insurance Plan, Final Average Salary shall be determined for the 12 calendar months

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        immediately preceding the commencement of such period of long-term disability. Provided, further, in determining average monthly Salary (i) annual bonuses and other similar payments shall be deemed received in twelve (12) equal payments beginning with the eleventh preceding month and ending with the month in which actual payment is made, and (ii) amounts of compensation deferred under any deferred compensation plan or arrangement shall be deemed received in the months such payments would have been received assuming no deferral had occurred. For years of Service granted under the terms of a written employment agreement as provided under Section 2.17, Salary during each such month is deemed to be zero dollars ($0.00) for purposes of calculating Final Average Salary.

2.11 Normal Retirement Date shall mean the first day of the calendar month coinciding with or next following the Participant's 65th birthday.

2.12 Participant shall mean an employee of the Company who is eligible and is participating in this Plan in accordance with Article III hereof.

2.13 Pension shall mean a level monthly annuity which is payable under the Retirement Plan as of the Benefit Commencement Date if the Participant elected an annuity form of benefit.

2.14 Plan shall mean the "Supplemental Senior Executive Retirement Plan of Carolina Power & Light Company" as contained herein and as it may be amended from time to time hereafter.

2.15 Retirement Plan shall mean the "Supplemental Retirement Plan of Carolina Power & Light Company" (as amended effective January 1, 1999) as it may be amended from time to time hereafter.

2.16    Salary shall mean the sum of:

        (1) The annual base compensation paid by the Company to a Participant, and

        (2) annual cash awards made under incentive compensation programs excluding, however, any payment made under the Company's Long-Term Compensation Program or the Company's 1997 Equity Incentive Plan, and

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        (3)   amounts of annual compensation deferred under any deferred compensation plan or arrangement (including, without limitation, the "Executive Deferred Compensation Plan," the "Deferred Compensation Plan for Key Management Employees of Carolina Power & Light Company," and the "Stock Purchase - Savings Plan of Carolina Power & Light Company") and which, but for the deferral, would have been reflected in Internal Revenue Service Form W-2.

2.17 Service shall have the same meaning as "Eligibility Service," determined as provided in Sections 2.02 and 3.01 of the Retirement Plan, plus any additional years of service that may be granted to the Participant in connection with this Plan under the terms of a written employment agreement entered into at the time the Participant becomes employed with the Company.

2.18    Severance Date shall mean the earlier of:

        (a) The date a Participant leaves the employ of the Company and all affiliated entities other than on account of his death, a period of long-term disability under the Company's Group Insurance Plan, or retirement at either his Early Retirement Date or upon or after his Normal Retirement Date, or

        (b) The first anniversary of the date on which a Participant is first absent from the service of the Company and all affiliated entities, with or without pay, other than on account of his death, a period of long-term disability under the Company's Group Insurance Plan, or his retirement at either his Early Retirement Date or upon or after his Normal Retirement Date.

        If a Participant shall leave the employ of the Company and all affiliated entities under circumstances described in (b) and shall during such absence (and before the first anniversary of commencement of said absence) quit or be discharged, his Severance Date shall be the date he quits or is discharged.

2.19 Social Security Benefit means the monthly amount of benefit which a Participant is or would be entitled to receive at age 65 as a primary insurance amount under the federal Social Security Act, as amended, whether or not he applies for such benefit, and even

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        though he may lose part or all of such benefit through delay in applying for it, by making application prior to age 65 for a reduced benefit, by entering into covered employment, or for any other reason. The amount of such Social Security Benefit to which the Participant is or would be entitled shall be estimated by the Committee for the purposes of this Plan as of the January 1 of the year in which his Severance Date or retirement occurs on the following basis:

        (a) For a Participant entitled to a normal retirement benefit, on the basis of the federal Social Security Act as in effect on the January 1 coincident with or next preceding his Normal Retirement Date (regardless of any retroactive changes made by legislation enacted after said January 1);

        (b) For a Participant entitled to an early retirement benefit, on the basis of the federal Social Security Act as in effect on the January 1 coincident with or next preceding his Early Retirement Date (regardless of any retroactive change made by legislation enacted after said January 1), assuming that his employment, and Salary in effect at his Early Retirement Date, continued to age 65; or

        (c) For a Participant entitled to a severance benefit, on the basis of the federal Social Security Act as in effect on the January 1 coincident with or next preceding his Severance Date (regardless of any retroactive change made by legislation enacted after said January 1), assuming that his employment, and Salary in effect at his Severance Date, continued to age 65.

        For purposes of the calculations required under paragraphs (a) and (b) above, if a Participant is disabled under a period of long-term disability under the Company's Group Insurance Plan, said Social Security Benefit shall be calculated as if his Salary in effect at the commencement of such period of long-term disability continued to age 65.

2.20 Spouse's Pension shall mean the actual monthly benefit payable to an Eligible Spouse under the Retirement Plan, assuming the Eligible Spouse elected a 50% Joint and Survivor Annuity form of benefit.

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2.21    Target Early Retirement Benefit shall mean an amount equal to a
        Participant's Final Average Salary determined at his Early Retirement Date multiplied by four percent (4%) for each projected year of Service at his Normal Retirement Date up to a maximum of sixty-two percent (62%).

2.22 Target Normal Retirement Benefit shall mean an amount equal to a Participant's Final Average Salary determined at his Normal Retirement Date multiplied by four percent (4%) for each projected year of Service at his Normal Retirement Date up to a maximum of sixty-two percent (62%).

2.23 Target Pre-Retirement Death Benefit shall mean an amount equal to a deceased Participant's Final Average Salary determined at his death multiplied by four percent (4%) for each year of Service at his death up to a maximum of sixty-two percent (62%).

2.24 Target Severance Benefit shall mean an amount equal to a Participant's Final Average Salary determined at his Severance Date multiplied by four percent (4%) for each year of Service at his Severance Date up to a maximum of sixty-two percent (62%).

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                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.01 Eligibility. Any executive employee of the Company who has served on the Senior Management Committee as a Senior Vice President or above for a minimum period of three (3) years and who has at least ten (10) years of Service with the Company shall be eligible to participate in this Plan.

3.02 Date of Participation. Each executive who is eligible to become a Participant under Section 3.01 shall become a Participant on the first day of the month following the month in which he is first eligible to participate.

3.03 Duration of Participation. Each executive who becomes a Participant shall continue to be a Participant until the termination of his employment with the Company or, if later, the date he is no longer entitled to benefits under this Plan.

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                                   ARTICLE IV

                               RETIREMENT BENEFITS

4.01    Normal Retirement Benefit.

        (a) Eligibility. A Participant whose employment with the Company terminates on or after his Normal Retirement Date shall be eligible for the normal retirement benefit described in this
              Section 4.01.

        (b) Amount and Form. The monthly payment hereunder shall be in the form of a Single Life Annuity if the Participant has no Eligible Spouse and in the form of a 50% Qualified Joint and Survivor Annuity if the Participant has an Eligible Spouse. The eligible Participant's normal retirement benefit shall be a monthly amount equal to his Target Normal Retirement Benefit reduced by the sum of (1) his Assumed Normal Retirement Pension Benefit and (2) his Social Security Benefit.

        (c) Commencement and Duration. Monthly normal retirement benefit payments shall commence at the same time as the eligible Participant's normal retirement Pension payable from the Retirement Plan and shall continue in monthly installments thereafter ending with a payment for the month in which such eligible Participant's death occurs, unless the benefit is being paid in the form of a Qualified Joint and Survivor Annuity, in which case the survivor benefit shall be paid to the Eligible Spouse, if living, for his or her life. If at the time of commencement of payment such eligible Participant does not have an Eligible Spouse the monthly benefit payments shall be guaranteed for one hundred twenty (120) monthly payments with any such guaranteed payments remaining at such Participant's death payable to his Designated Beneficiary.

4.02    Early Retirement Benefit.

        (a) Eligibility. Upon recommendation of the Chief Executive Officer of the Company and approval of the Committee, a Participant whose employment with

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              the Company terminates upon or after his attainment of age fifty-five (55) but prior to his Normal Retirement Date, shall be eligible for the early retirement benefit described in this
              Section 4.02.

        (b) Amount and Form. The monthly payment hereunder shall be in the form of a Single Life Annuity if the Participant has no Eligible Spouse and in the form of a 50% Qualified Joint and Survivor Annuity if the Participant has an Eligible Spouse. The eligible Participant's early retirement benefit shall be a monthly amount equal to his Target Early Retirement Benefit reduced by the sum of
              (1) his Assumed Early Retirement Pension Benefit and (2) his Social Security Benefit; provided, however, such benefit will be reduced, where applicable, by the following:

              (i) The amount of 2.5% for each year that such benefit is received prior to his Normal Retirement Date, and

              (ii) If such eligible Participant's projected years of Service at his Normal Retirement Date are less than fifteen (15), his Target Early Retirement Benefit and his Assumed Early Retirement Pension Benefit shall be calculated based upon his actual years of Service at his Early Retirement Date rather than upon his projected years of Service at his Normal Retirement Date.

        (c) Commencement and Duration. Monthly early retirement benefit payments shall commence on the first day of the month following the Participant's attainment of age 65, provided, such Participant may make written application to the Committee to have payments commence on the first day of any month following his Early Retirement Date and the decision of the Committee, based upon its sole and absolute discretion, to allow such early commencement of payment shall be final.

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              After commencement of payment, said early retirement benefit payments shall continue in monthly installments thereafter ending with a payment for the month in which such eligible Participant's death occurs, unless the benefit is being paid in the form of a Qualified Joint and Survivor Annuity, in which case the survivor benefit shall be paid to the Eligible Spouse, if living, for his or her life. If at the time of commencement of payment such eligible Participant does not have an Eligible Spouse, the monthly benefit payments shall be guaranteed for one hundred twenty (120) monthly payments with any such guaranteed payments remaining at such Participant's death payable to his Designated Beneficiary.

4.03    Surviving Spouse Benefit.

        The surviving Eligible Spouse of a Participant who is receiving a Qualified Joint and Survivor Benefit as a normal retirement benefit or as an early retirement benefit shall be eligible for the surviving spouse benefit upon the death of the Participant for the duration of the Eligible Spouse's life.

4.04 Re-employment of Retired Participant. A retired Participant receiving or eligible to receive the retirement benefits described in Sections 4.01 and 4.02 hereof who is re-employ by the Company shall be ineligible to again participate in this Plan.

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                                    ARTICLE V

                          PRE-RETIREMENT DEATH BENEFITS

5.01 Eligibility. A Participant's surviving Eligible Spouse shall be eligible for the pre-retirement death benefit as described in this Article V if such Participant dies while in the employ of the Company with 10 or more years of Service.

5.02 Amount. Such surviving Eligible Spouse shall be entitled to a monthly pre-retirement death benefit payable in the form of an annuity in an amount equal to the difference, if any, between (a) forty percent (40%) of the Target Pre-Retirement Death Benefit and (b) the Spouse's Pension.

5.03 Alternative Benefit. If greater than the monthly benefit of Section 5.02 hereof, the surviving Eligible Spouse of a Participant who dies while in the employ of the Company after attaining age fifty-five (55) with ten
        (10) years of Service shall be entitled to a monthly pre-retirement death benefit equal to fifty percent (50%) of the early retirement benefit the Participant would have been entitled to receive under
        Section 4.02 hereof (calculated using both reductions, where applicable, in subsections 4.02(b)(i) and 4.02(b)(ii)) as if he had retired immediately prior to his death with the recommendation of the Chief Executive Officer and approval of the Committee.

5.04 Commencement and Duration. The surviving Eligible Spouse's monthly pre-retirement death benefit payments shall commence in the month following the Participant's death and shall be paid in monthly installments thereafter ending with a payment for the month in which such surviving Eligible Spouse's death occurs.

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                                   ARTICLE VI

                               SEVERANCE BENEFITS

6.01 Eligibility. Upon his termination of employment with the Company at his Severance Date, a Participant who has completed ten (10) or more years of Service shall be eligible for one of the severance benefits described in this Article VI.

6.02    Amount.

        (a) If at his Severance Date such eligible Participant is not entitled to a deferred vested Pension pursuant to Section 5.03 of the Retirement Plan or an early retirement Pension pursuant to Section
              5.02 of the Retirement Plan, his severance benefit shall be a monthly amount equal to his Target Severance Benefit reduced by his Social Security Benefit.

        (b) If at his Severance Date such eligible Participant is entitled to a deferred vested Pension pursuant to Section 5.03 of the Retirement Plan, his severance benefit shall be a monthly amount equal to his Target Severance Benefit reduced by the sum of (1) his Assumed Deferred Vested Pension Benefit and (2) his Social Security Benefit.

        (c) If at his Severance Date such eligible Participant is entitled to an early retirement Pension pursuant to Section 5.02 of the Retirement Plan, his severance benefit shall be a monthly amount equal to his Target Severance Benefit reduced by the sum of (1) his Assumed Early Retirement Pension Benefit and (2) his Social Security Benefit; provided, however, such Assumed Early Retirement Pension Benefit shall be calculated based upon his actual years of Service at his Severance Date rather than upon his projected years of Service at his Normal Retirement Date.

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6.03    Commencement and Duration. Monthly severance benefit payments shall commence on the eligible Participant's Normal Retirement Date and shall continue in monthly installments thereafter ending with a payment for the month in which such eligible Participant's death occurs.

6.04    Surviving Spouse Benefit.

        (a) Eligibility. The surviving Eligible Spouse of a Participant who is receiving or who dies after attaining age fifty-five (55) entitled to receive a severance benefit hereunder shall be eligible for the surviving spouse benefit described in this Section 6.04.

        (b) Amount. Such surviving Eligible Spouse shall be entitled to a monthly surviving spouse benefit in an amount equal to fifty percent (50%) of the severance benefit which the deceased Participant was receiving or entitled to receive at his Normal Retirement Date under either Section 6.02(a) or 6.02(b) hereof on the day before his death.

        (c) Commencement and Duration. The monthly surviving spouse benefit payment shall commence in the month following the Participant's death and shall be paid in monthly installments thereafter ending with a payment for the month in which such surviving Eligible Spouse's death occurs.

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                                  ARTICLE VII

                                 ADMINISTRATION

7.01 Committee. This Plan shall be administered by the Committee. The Committee shall have all powers necessary to enable it to carry out its duties in the administration of the Plan. Not in limitation, but in application of the foregoing, the Committee shall have the duty and power to determine all questions that may arise hereunder as to the status and rights of Participants in the Plan.

7.02 Voting. The Committee shall act by a majority of the number then constituting the Committee, and such action may be taken either by vote at a meeting or in writing without a meeting.

7.03 Records. The Committee shall keep a complete record of all its proceedings and all data relating to the administration of the Plan. The Committee shall select one of its members as a Chairman. The Committee shall appoint a Secretary to keep minutes of its meetings and the Secretary may or may not be a member of the Committee. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

7.04 Liability. To the extent permitted by law, no member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence or willful misconduct. The Company shall indemnify the members of the Committee against any and all claims, losses, damages, expenses, including counsel fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

7.05 Expenses. The cost of payments from this Plan and the expenses of administering the Plan shall be borne by the Company.

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                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION


The Company reserves the right, at any time or from time to time, by action of its Board of Directors, to modify or amend in whole or in part any or all provisions of the Plan. In addition, the Company reserves the right by action of its Board of Directors to terminate the Plan in whole or in part. Provided, however, any such modification, amendment or termination shall not reduce benefits accrued at such time nor increase vesting requirements with respect to such accrued benefits.

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                                   ARTICLE IX

                                  MISCELLANEOUS

9.01 Non-Alienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or Eligible Spouse shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee may hold or apply the same or any part thereof for the benefit of the Participant or his spouse, children, or other dependents, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

9.02 No Trust Created. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to a Participant. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant nor Eligible Spouse shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person.

9.03 No Employment Agreement. Neither the execution of this Plan nor any action taken by the Company pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as an employee of the Company in an executive position or in any other capacity whatsoever. This Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, nor shall any provision herein restrict the right of any Participant to terminate his employment with the Company.

9.04 Binding Effect. Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant or his Eligible Spouse.

9.05 Suicide. No benefit shall be payable under the Plan to a Participant or Eligible Spouse where such Participant dies as a result of suicide within two (2) years of his commencement of participation herein.

9.06 Claims for Benefits. Each Participant or Eligible Spouse must claim any benefit to which he is entitled under this Plan by a written notification to the Committee. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

        A.    The specific reason for the denial.

        B. Specific reference to the Plan provision on which the denial is based.

        C. Description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such material is necessary.

        D.    An explanation of the Plan's claims review procedure.

        The claimant will have 60 days to request a review of the denial by the Committee, which will provide a full and fair review. The request for review must be in writing delivered to the Committee. The claimant may review pertinent documents, and he may submit issues and comments in writing.

        The decision by the Committee with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.

9.07 Entire Plan. This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

                                    ARTICLE X

                                  CONSTRUCTION

10.01 Governing Law. This Plan shall be construed and governed in accordance with the laws of the State of North Carolina, to the extent not preempted by Federal Law.

10.02 Gender. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

10.03 Headings, etc. The cover page of this Plan, the Table of Contents and all headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

10.04 Action. Any action under this Plan required or permitted by the Company shall be by action of its Board of Directors or its duly authorized designee.

                                                                 Exhibit 10b(20)

                         CAROLINA POWER & LIGHT COMPANY
                           RESTORATION RETIREMENT PLAN

               Carolina Power & Light Company (the "Company") hereby establishes the Carolina Power & Light Company Restoration Retirement Plan (the "Plan"), effective as of January 1, 1998 (the "Effective Date"), and amended and restated effective January 1, 1999.

                                   ARTICLE I.

                                     PURPOSE

        The purpose of the Plan is to provide a means by which certain employees may be provided benefits which otherwise would be provided under the Carolina Power & Light Company Supplemental Retirement Plan, as amended (the "Retirement Plan"), in the absence of certain restrictions imposed by applicable law on benefits which may be provided under the Retirement Plan. The Plan is intended to constitute an unfunded retirement plan for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II

                                   DEFINITIONS

        Capitalized terms which are not defined herein shall have the meaning ascribed to them in the Retirement Plan.

        2.1 "Board" shall mean the Board of Directors of the Company.

        2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.3 "Committee" shall mean a committee selected by the Plan Administrator to hear claim disputes under Article IV of the Plan.

        2.4 "Company" shall mean Carolina Power & Light Company and any successor entity.

        2.5 "Compensation and Benefit Limitations" shall mean (a) the limitation on compensation under the Retirement Plan in accordance with Section 401(a)(17) of the Code and (b) any limits on benefits paid under the Retirement Plan that are necessary for compliance with Section 415 of the Code.

        2.6 "Continuing Directors" shall mean the members of the Board as of the Effective Date; PROVIDED, HOWEVER, that any person becoming a director subsequent to such date whose election or nomination for election was supported by 75 percent or more of the directors who then comprised Continuing Directors shall be considered to be a Continuing Director.

        2.7 "Eligible Employee" shall mean any member of the Retirement Plan who is not a Participant in the Company's Supplemental Senior Executive Retirement Plan and who has not retired or terminated his or her employment with the Company prior to the Effective Date.

        2.8 "Participant" shall mean an Eligible Employee who participates in the Plan pursuant to Article III. An Eligible Employee shall remain a Participant under the Plan until the earlier of (a) all amounts payable on his or her behalf under the Plan have been paid, (b) the Eligible Employee no longer has a Restoration Accrued Benefit, (c) the Eligible Employee has a Termination without a Vested Restoration Accrued Benefit, or (d) the Eligible Employee becomes a Participant in the Company's Supplemental Senior Executive Retirement Plan.

        2.9 "Restoration Accrued Benefit" shall mean, as of any determination date, the excess of (a) a Participant's Accrued Benefit calculated under the Retirement Plan without regard to the Compensation and Benefit Limitations, over (b) a Participant's Accrued Benefit calculated under the Retirement Plan. For purposes of this Section 2.9, a Participant's Accrued Benefit for purposes of clauses (a) and (b) above shall be calculated in the form of a Single Life Annuity for a Participant who does not have a Spouse and in the form of a 50% Qualified Joint and Survivor Annuity for a Participant who has a Spouse, with such calculation performed without regard to any other form of benefit elected by a Participant under the Retirement Plan.

        2.10 "Retirement Plan" shall mean the Carolina Power & Light Company Supplemental Retirement Plan, as it may be amended from time to time, or any successor plan.

        2.11 "Spouse" shall meanthe spouse of a Participant as would be determined at the applicable time under the definition of Spouse in the Retirement Plan (or any successor provisions).

        2.12 "Termination" shall mean a termination of employment with the Company and all Affiliated Companies.

        2.13 "Vested Restoration Accrued Benefit" shall mean a Participant's Restoration Accrued Benefit when the Participant becomes fully vested under the provisions of the Retirement Plan (or any successor provisions) or as provided in Article VI of the Plan.

        Unless the context clearly indicates to the contrary in interpreting the Plan, any references to the masculine alone shall include the feminine and the singular shall include the plural.

                                   ARTICLE III
                           PARTICIPATION AND BENEFITS

        3.1 Participation. An Eligible Employee will participate in the Plan when he or she has a Restoration Accrued Benefit.

        3.2 Amount of Benefit Payable. Subject to the Restoration Accrued Benefit forfeiture contained in Section 3.4 of the Plan, a Participant who becomes eligible for a Pension under the Retirement Plan, shall be entitled monthly benefit payments commencing on his Retirement Date based on the Participant's Restoration Accrued Benefit calculated immediately prior to the Benefit Commencement Date (except as otherwise provided in Section 3.4). The monthly payment shall be in the form of a Single Life Annuity if the Participant has no Spouse and in the form of a 50% Joint and Survivor Annuity if the Participant has a Spouse, with the Spouse determined at the Benefit Commencement Date entitled to any survivor benefit upon the death of the Participant.

        3.3 Pre-Retirement Death Benefit. If a surviving Spouse of a deceased Participant would have been eligible for a pre-retirement death benefit under the Retirement Plan (i.e., the Spouse being married to the Participant for a one-year period prior to the date of death), then upon such Participant's death, such Spouse shall be entitled to a monthly benefit payment under the Plan commencing on the first day of the month in which he or she would be entitled to commence receiving a monthly death benefit under the Retirement Plan, equal to the amount, if any, by which (a) exceeds (b) each month, where (a) is the Spouse's monthly death benefit that would be payable in accordance with the provisions of the Retirement Plan determined as if the Compensation and Benefit Limitations did not apply, and (b) is the actual monthly death benefit payable under the Retirement Plan, and assuming for purposes of clauses (a) and (b) that the Spouse elected a monthly annuity as a death benefit under the Retirement Plan.

        3.4 Other Termination of Employment; Forfeitures. Neither Eligible Employees, Participants nor their Spouses or Beneficiaries are entitled to any benefits under the Plan except as otherwise provided in this Article III and under Article VI of the Plan. Any Participant who terminates employment with the Company and any of its Affiliated Companies prior to a Change in Control (as defined in Article VI) and without being 100% vested under the Retirement Plan shall not be eligible to receive any benefits under the Plan and shall forfeit his or her Restoration Accrued Benefit. Any Participant ceasing to be an Eligible Employee because he or she becomes a Participant in the Supplemental Senior Executive Retirement Plan shall forfeit his or her Restoration Accrued Benefit.

        Notwithstanding any other provision of the Plan, no benefit shall be payable under the Plan with respect to an Eligible Employee whose employment with the Company is terminated for Cause. As used herein, the term "Cause" shall be limited to (a) action by the Eligible Employee involving willful malfeasance having a material adverse effect on the Company (b) substantial and continuing willful refusal by the Eligible Employee to perform the duties ordinarily performed by an employee in the same position and having similar duties as the Eligible Employee, (c) the Eligible Employee being convicted of a felony, or (d) willful failure to comply with the Company's Code of Conduct or other Company Policy or Procedure.

                                   ARTICLE IV
                               PLAN ADMINISTRATION

        4.1 Administration. The Plan shall be administered by the Company's Vice President, Human Resources (the "Plan Administrator"). The Plan Administrator and the Committee shall have full authority to administer and interpret the Plan, determine eligibility for benefits, make benefit payments and maintain records hereunder, all in their sole and absolute discretion, subject to the allocation of responsibilities set forth below.

        4.2 Delegated Responsibilities. The Plan Administrator shall have the authority to delegate any of his or her responsibilities to such persons as he or she deems proper.

        4.3 Claims.

        (a) Claims Procedure. If any Participant, Spouse or Beneficiary has a claim for benefits which is not being paid, such claimant may file with the Plan Administrator a written claim setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Plan Administrator shall notify each claimant of its decision in writing by registered or certified mail within sixty (60) days after its receipt of a claim or, under special circumstances, within ninety (90) days after its receipt of a claim. If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claim review procedure under the Plan.

        (b) Claims Review Procedure. A claimant whose claim has been denied or such claimant's duly authorized representative may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty (60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the Plan provisions on which the decision is based. The decision of the Committee shall be final and binding on all parties.

                                    ARTICLE V
                                  MISCELLANEOUS

        5.1 Amendment and Termination. The Board may amend, modify or terminate the Plan at any time, provided, however, that no such amendment or termination shall reduce any Participant's Vested Restoration Accrued Benefit under the Plan as of the date of such amendment or termination, unless at the time of such amendment or termination, affected Participants and spouses become entitled to an amount equal to the equivalent actuarial value, to be determined in the sole discretion of the Committee, of such Vested Restoration Accrued Benefit under another plan, program or practice adopted by the Company. In the event the Plan is terminated, the Company shall determine whether to pay Vested Restoration Accrued Benefits in the form of an actuarial equivalent lump sum payment or defer the payment of Vested Restoration Accrued Benefits until the payment of Early Retirement Pensions or Normal Retirement Pensions under the Retirement Plan.

        5.2 Source of Payments. The Company will pay all benefits arising under the

Plan and all costs, charges and expenses relating thereto out of its general assets.

        5.3 Non-Assignability of Benefits. Except as otherwise required by law, neither any benefit payable hereunder nor the right to receive any future benefit under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits under the Plan becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Plan Administrator which, in his or her sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

        5.4 Plan Unfunded. Nothing in the Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants, terminated Participants, or beneficiaries hereunder. Nothing contained in the Plan nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participants, terminated Participants, beneficiaries, or any other persons. Any funds which may be accumulated in order to meet any obligations under the Plan shall for all purposes continue to be a part of the general assets of the Company; provided, however, that the Company may establish a trust to hold funds intended to provide benefits hereunder to the extent the assets of such trust become subject to the claims of the general creditors of the Company in the event of bankruptcy or insolvency of the Company. To the extent that any Participant, terminated Participant, or beneficiary acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

        5.5 Applicable Law. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the State of North Carolina to the extent not preempted by Federal law.

        5.6 Limitation of Rights. The Plan is a voluntary undertaking on the part of the Company. Neither the establishment of the Plan nor the payment of any benefits hereunder, nor any action of the Company or the Plan Administrator shall be held or construed to be a contract of employment between the Company and any Eligible Employee or to confer upon any person any legal right to be continued in the employ of the Company. The Company expressly reserves the right to discharge, discipline or otherwise terminate the employment of any Eligible Employee at any time. Participation in the Plan gives no right or claim to any benefits beyond those which are expressly provided herein and all rights and claims hereunder are limited as set forth in the Plan.

        5.7 Severability. In the event any provision of the Plan shall be held illegal or invalid, or the inclusion of any Participant would serve to invalidate the Plan as an unfunded plan for a select group of management or highly compensated employees under ERISA, then the illegal or invalid provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain that provision and in the case of the inclusion of any such Participant, a separate plan, with the same provisions as the Plan, shall be deemed to have been established for the Participant or Participants ultimately determined not to constitute a select group of management or highly compensated employees.

        5.8 Headings. The headings to the Articles and Sections of the Plan are inserted for reference only, and are not to be taken as limiting or extending the provisions hereof.

        5.9 Incapacity. If the Plan Administrator shall determine that a Participant, or any other person entitled to a benefit under the Plan (the "Recipient") is unable to care for his or her affairs because of illness, accident, or mental or physical incapacity, or because the Recipient is a minor, the Plan Administrator may direct that any benefit payment due the Recipient be paid to his or her duly appointed legal representative, or, if no such representative is appointed, to the Recipient's spouse, child, parent, or other blood relative, or to a person with whom the Recipient resides or who has incurred expense on behalf of the Recipient. Any such payment so made shall be a complete discharge of the liabilities of the Plan with respect to the Recipient.

        5.10 Binding Effect and Release. All persons accepting benefits under the Plan shall be deemed to have consented to the terms of the Plan. Any payment or distribution to any person entitled to benefits under the Plan shall be in full satisfaction of all claims against the Plan, the Committee, and the Company arising by virtue of the Plan.

                                   ARTICLE VI
                                CHANGE IN CONTROL

               The provisions of this Article VI shall become effective immediately upon occurrence of a Change in Control (as defined in Section 6.1).

        6.1 Definition. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred in the following circumstances:

               (a) the acquisition by any person (including a group, within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of
        1934) of beneficial ownership of 15% or more of the Company's then outstanding voting securities;

               (b) a tender offer is made and consummated for the ownership of 51% or more of the Company's then outstanding voting securities;

               (c) the first day on which less than 66 2/3 percent of the total membership of the Board are Continuing Directors; or

               (d) approval by stockholders of the Company of a merger, consolidation, liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company.

               A Change in Control shall not be deemed to have occurred until the Plan Administrator receives written certification from the President and Chief Executive Officer or, in the event of his or her inability to act, the Chief Financial Officer, or any Executive or Senior Vice President of the Company that one of the events set forth above in (a) through (d) of this
Section 6.1 has occurred. The officers referred to in the previous sentence shall be those officers in office immediately prior to the occurrence of one of the events set forth above in (a) through (d) of this Section 6.1. Any determination that an event described above in (a) through (d) of this Section
6.1 has occurred shall, if made in good faith on the basis of information available at that time, be conclusive and binding on the Plan Administrator, the Committee, the Company and the Eligible Employees and their beneficiaries for all purposes of the Plan.

        6.2 Effect of Change in Control. Notwithstanding any other provisions of the Plan to the contrary, if a Change in Control occurs (i) there shall be full Vesting of each Participant's Restoration Accrued Benefit, regardless of any termination of employment prior to eligibility for an Early Retirement Pension under the Retirement Plan, if he or she is otherwise vested under the Retirement Plan, and (ii) no amendment or termination of the Plan may reduce any Participant's Restoration Accrued Benefit as of the date of such amendment or termination.
                                 *          *          *